Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: November 19, 2009

KELSO INVESTMENT ASSOCIATES VI, L.P.
By: Kelso GP VI, LLC, its General Partner

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

KEP VI, LLC

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

KELSO GP VI, LLC

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

*
Frank T. Nickell

*
Thomas R. Wall, IV

*
George E. Matelich

*
Frank K. Bynum, Jr.

*
Philip E. Berney

*
Frank J. Loverro

/s/ James J. Connors, II
James J. Connors, II

*
Michael B. Goldberg

*
David I. Wahrhaftig

* The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Power of Attorney executed on behalf of the above-named entities and individuals and filed herewith.

By:	/s/ James J. Connors, II
James J. Connors, II
Attorney-in-Fact